Exhibit 99.1
Masimo Announces New Member of the Board of Directors

Bob Chapek Joins Masimo’s Board of Directors
IRVINE, Calif – January 16, 2024 – Masimo (NASDAQ: MASI) announced today that Bob Chapek has been appointed to Masimo’s Board of Directors. Mr. Chapek was Chief Executive Officer of The Walt Disney Company, one of the world’s largest media and entertainment companies, from February 2020 to November 2022, successfully leading Disney through the global COVID-19 pandemic and recovery. Under his leadership, Disney strategically realigned its media and entertainment divisions, expanded the scale and global reach of its streaming services, made transformative changes to its parks and resorts worldwide, and leveraged new and innovative technologies to bring stories to life in more immersive and impactful ways.
Before becoming CEO, Mr. Chapek served as Chairman of Disney Parks, Experiences and Products since the segment’s creation, and prior to that he was Chairman of Walt Disney Parks and Resorts. At Disney Parks, he implemented innovative strategies to improve the guest experience by balancing demand at the parks, integrating new franchises at locations around the world. As head of Disney Consumer Products, he led a period of transformation in the worlds of play, storytelling, and learning. Mr. Chapek also served as president of Distribution for The Walt Disney Studios, where he managed the Company’s film content distribution strategy across multiple platforms, and later as president of Walt Disney Studios Home Entertainment, where he led the organization to record-setting performances and played a key role in the commercialization of the Studio’s film business.
Prior to joining Disney, Mr. Chapek worked in brand management at H.J. Heinz Company, and in advertising at J. Walter Thompson. He has a degree in microbiology from Indiana University Bloomington, and received his MBA from Michigan State University.
“I am thrilled to join the Masimo Board,” said Mr. Chapek. “I look forward to helping advance the company’s growth by leveraging their core technologies in the consumer and consumer health spaces.”
Joe Kiani, Chairman and CEO of Masimo, said, “We are honored to have Bob join the Board. As we execute our hospital to home strategy, we expect to benefit greatly from Bob’s role on our Board.”

@Masimo | #Masimo

About Masimo
Masimo (NASDAQ: MASI) is a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. In addition, Masimo Consumer Audio is home to eight legendary audio brands, including Bowers & Wilkins, Denon, Marantz, and Polk Audio. Our mission is to improve life, improve patient outcomes, and reduce the cost of care. Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, introduced in 1995, has been shown in over 100 independent and objective studies to outperform other pulse oximetry technologies.1 Masimo SET® has also been shown to help clinicians reduce severe retinopathy of prematurity in neonates,2 improve CCHD screening in newborns3 and, when used for continuous monitoring with Masimo Patient SafetyNet™ in post-surgical wards, reduce rapid response team activations, ICU transfers, and costs.4-7 Masimo SET® is estimated to be used on more than 200 million patients in leading hospitals and other healthcare settings around the world,8 and is the primary pulse oximetry at 9 of the top 10 hospitals as ranked in the 2022-23 U.S. News and World Report Best Hospitals Honor Roll.9 In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®), RPVi™ (rainbow® PVi), and Oxygen Reserve Index (ORi™). In 2013, Masimo introduced the Root® Patient Monitoring and Connectivity Platform, built from the ground up to be as flexible and expandable as possible to facilitate the addition of other Masimo and third-party monitoring technologies; key Masimo additions include Next Generation SedLine® Brain Function Monitoring, O3® Regional Oximetry, and ISA™ Capnography with NomoLine® sampling lines. Masimo’s family of continuous and spot-check monitoring Pulse CO-Oximeters® includes devices designed for use in a variety of clinical and non-clinical scenarios, including tetherless, wearable technology, such as Radius-7®, Radius PPG®, and Radius VSM™, portable devices like Rad-67®, fingertip pulse oximeters like MightySat® Rx, and devices available for use both in the hospital and at home, such as Rad-97®. Masimo hospital and home automation and connectivity solutions are centered around the Masimo Hospital Automation™ platform, and include Iris® Gateway, iSirona™, Patient SafetyNet, Replica®, Halo ION®, UniView®, UniView :60™, and Masimo SafetyNet®. Its growing portfolio of health and wellness solutions includes Radius Tº®, Masimo W1™, and Masimo Stork™. Additional information about Masimo and its products may be found at www.masimo.com. Published clinical studies on Masimo products can be found at www.masimo.com/evidence/featured-studies/feature/.
RPVi has not received FDA 510(k) clearance and is not available for sale in the United States. The use of the trademark Patient SafetyNet is under license from University HealthSystem Consortium.
References
1.Published clinical studies on pulse oximetry and the benefits of Masimo SET® can be found on our website at http://www.masimo.com. Comparative studies include independent and objective studies which are comprised of abstracts presented at scientific meetings and peer-reviewed journal articles.
2.Castillo A et al. Prevention of Retinopathy of Prematurity in Preterm Infants through Changes in Clinical Practice and SpO2 Technology. Acta Paediatr. 2011 Feb;100(2):188-92.
3.de-Wahl Granelli A et al. Impact of pulse oximetry screening on the detection of duct dependent congenital heart disease: a Swedish prospective screening study in 39,821 newborns. BMJ. 2009;Jan 8;338.
4.Taenzer A et al. Impact of pulse oximetry surveillance on rescue events and intensive care unit transfers: a before-and-after concurrence study. Anesthesiology. 2010:112(2):282-287.
5.Taenzer A et al. Postoperative Monitoring – The Dartmouth Experience. Anesthesia Patient Safety Foundation Newsletter. Spring-Summer 2012.
6.McGrath S et al. Surveillance Monitoring Management for General Care Units: Strategy, Design, and Implementation. The Joint Commission Journal on Quality and Patient Safety. 2016 Jul;42(7):293-302.
7.McGrath S et al. Inpatient Respiratory Arrest Associated With Sedative and Analgesic Medications: Impact of Continuous Monitoring on Patient Mortality and Severe Morbidity. J Patient Saf. 2020 14 Mar. DOI: 10.1097/PTS.0000000000000696.
8.Estimate: Masimo data on file.
9.http://health.usnews.com/health-care/best-hospitals/articles/best-hospitals-honor-roll-and-overview.
Forward-Looking Statements
This press release includes forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about future events affecting us and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond our control and could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements as a result of various risk factors, including those discussed in the “Risk Factors” section of our most recent reports filed with the Securities and Exchange Commission (“SEC”), which may be obtained for free at the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. We do not undertake any obligation to update, amend or clarify these statements or the “Risk Factors” contained in our most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.
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Investor Contact: Eli Kammerman	Media Contact: Evan Lamb
(949) 297-7077	(949) 396-3376
ekammerman@masimo.com	elamb@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI and ORI are trademarks or registered trademarks of Masimo Corporation.